CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each of the Prospectuses, and “Portfolio Holdings Disclosure Policy,” “Financial Statements” and “Independent Registered Public Accounting Firm,” in the Statement of Additional Information, and to the incorporation by reference of our report dated February 28, 2011 on the financial statements of the State Farm Equity Fund, State Farm Small/Mid Cap Equity Fund, State Farm International Equity Fund, State Farm S&P 500 Index Fund, State Farm Small Cap Index Fund, State Farm International Index Fund, State Farm Equity and Bond Fund, State Farm Bond Fund, State Farm Tax Advantaged Bond Fund, State Farm Money Market Fund, State Farm LifePath Retirement Fund, State Farm LifePath 2020 Fund, State Farm LifePath 2030 Fund, State Farm LifePath 2040 Fund, and State Farm LifePath 2050 Fund, each a series of State Farm Mutual Fund Trust for the year ended December 31, 2010, in the Registration Statement (Form N-1A) filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 35 under the Securities Act of 1933 (Registration No. 333-42004).

Chicago, Illinois

April 29, 2011